Exhibit 99.1

CONTACT:	John Hyre
Commercial Vehicle Group, Inc.
(614) 289-5157

FOR IMMEDIATE RELEASE

COMMERCIAL VEHICLE GROUP ANNOUNCES

THE RESIGNATION OF CHIEF FINANCIAL OFFICER CHAD UTRUP

NEW ALBANY, OHIO, September 19, 2013 – Commercial Vehicle Group, Inc. (Nasdaq: CVGI) announced today that its Chief Financial Officer, Chad Utrup, is resigning to pursue an outside opportunity. Mr. Utrup will remain active with the company until Friday, November 1 to ensure a smooth transition.

Mr. Utrup began his CVG career in 1998. Throughout his tenure he helped lead the Company’s successful initial public offering and participated in the negotiation or integration of all of CVG’s acquisitions and joint ventures.

Commercial Vehicle Group, Inc. President and CEO, Rich Lavin, praised Mr. Utrup for shepherding the Company’s finance strategy through periods of rapid growth and difficult economic cycles. “Chad is a trusted financial advisor within CVG and has built strong relationships with the banking and investment communities. He leaves a strong financial leadership team in place and a solid legacy of accounting, finance and treasury support. CVG has maintained a robust succession planning process and we expect to have a new CFO on board in a smooth and timely fashion,” Lavin stated.

Mr. Utrup said, “It is difficult to leave an organization that has been so special to me for more than 15 years; yet at the same time, I am excited about moving on to a new challenge for the balance of my career. I am fortunate to have had the opportunity to be part of building such a great company and I look forward to watching CVG continue to grow in the future. I am sincerely grateful for all of the relationships I have built here and I would like to thank every employee, colleague, investor, customer and supplier who has supported me and CVG over the years.”

About Commercial Vehicle Group, Inc.

Commercial Vehicle Group, Inc. is a leading supplier of a full range of cab related products and systems for the global commercial vehicle market, including the heavy-duty (Class 8) truck market, the construction, military, bus and agriculture markets and the specialty transportation markets. Our products include static and suspension seat systems, electronic wire harness assemblies, controls and switches, cab structures and components, interior trim systems (including instrument panels, door panels, headliners, cabinetry and floor systems), mirrors and wiper systems specifically designed for applications in commercial vehicles. The Company is headquartered in New Albany, OH with operations throughout North America, Europe, Asia and Australia. Information about the Company and its products is available on the internet at www.cvgrp.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. In particular, this press release may contain forward-looking statements about Company expectations for future periods with respect to flexing our cost structure, manufacturing footprint, product development, organic growth, margin opportunities and the Company’s financial position or other financial information. These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perspective on historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Actual results may differ materially from the anticipated results because of certain risks and uncertainties, including but not limited to: (i) general economic or business conditions affecting the markets in which the Company serves; (ii) the Company’s ability to develop or successfully introduce new products; (iii) risks associated with conducting business in foreign countries and currencies; (iv) increased competition in the heavyduty truck market; (v) the Company’s failure to complete or successfully integrate strategic acquisitions; (vi) the impact of changes in governmental regulations on the Company’s customers or on its business; (vii) the loss of business from a major customer or the discontinuation of particular commercial vehicle platforms; (viii) the Company’s ability to obtain future financing due to changes in the lending markets or its financial position; (ix) the Company’s ability to comply with the financial covenants in its revolving credit facility; and (x) various other risks as outlined under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for fiscal year ending December 31, 2012. There can be no assurance that statements made in this press release relating to future events will be achieved. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by such cautionary statements.